                                                                   EXHIBIT 10.20


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY {***}. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL

                                                   February 10, 1997

Midway Airlines Corporation
300 West Morgan Street
Suite 1200
Durham, NC 27701
Attention: John Selvaggio, President

               Re: Participation in the Restructuring of Midway Airlines Corporation

Dear Mr. Selvaggio:

     This letter agreement sets forth the general terms and conditions under which American Airlines, Inc. ("American") is prepared to waive its right to accelerate payment under the {***} and waive its right to terminate certain of the American Agreements as a result of, and to participate in, the {***}.

     In consideration of the mutual covenants contained herein, we agree as follows:

     {***}

     {***}

    {***}

     8. Conditions Precedent. American's and its affiliates' participation in, and its agreement to waive its right to accelerate payment under the {***} and waive its right to terminate certain of the American Agreements as a result of the Equity Investment shall be subject to the following conditions precedent:

     (a) Equity Investment. Midway shall successfully complete the proposed merger with GoodAero, Inc. in substantially the same manner as set forth in the Agreement and Plan of Merger between the companies dated January 17, 1997 (the "Plan of Merger") a copy of which has been provided to American, resulting in a minimum of $22,000,000 in gross proceeds to be available as working capital for Midway as of the Closing Date (the "Equity Investment").

     (b) Creditor Participation. Prior to or as of the Closing Date, Midway shall have entered into agreements with the Aircraft Creditors and Ameritech Corporation substantially consistent with Exhibit 6.02(k) attached hereto, pertaining to their participation in Midway's restructuring, on terms reasonably satisfactory to American. Further, Midway shall have resolved obligations owed to AVSA, S.A.R.L. in accordance with Jon Waller's letter dated February 10, 1997 addressed to Andrew Cuomo.

     (c) Other Conditions Precedent. The agreements of American set forth in this Letter Agreement are subject to the satisfaction or waiver by American on or before the Closing Date of the following conditions:

     {***}

     (4) The receipt by American on or prior to the Closing Date, a final Certificate of Merger of GoodAero, Inc. and Midway, a Restated Certificate of Incorporation of Midway certified by the Secretary of State of Delaware, and bylaws of Midway, all in substantially the same form as attached to the Plan of Merger, certified to be true and up to date by a duly authorized officer thereof or certifying no changes or amendments to such documents since the date they were last certified to American or attaching copies of such amendments.

     {***}

     (6) Copies of resolutions of the board of directors of Midway authorizing Midway to enter into and perform the transactions contemplated by the Plan of Merger, certified to be true and up to date copies by a duly authorized officer of Midway.

     (7) A closing certificate and an incumbency certificate of duly authorized officers of Midway setting out the names and signatures of the person or persons authorized to sign the documents contemplated by this agreement.

     (8) The receipt by American of opinions of counsel to Midway, which may be internal counsel, dated as the Closing Date, in the form of the attached
     Exhibit I.

     (9) No Event of Default shall have occurred and be continuing under any of the American Agreements.

     9. Waiver. American hereby waives any rights it might have to terminate the American Agreement identified as items (i), (ii), (iv), (v) and (viii) in Exhibit A attached hereto or to accelerate payments under the {***} arising solely from the Change of Control (as defined in such identified American Agreements) resulting from the Equity Investment.

     10. Expenses. American and Midway shall bear their respective costs, expenses and charges incurred by them in connection with the negotiations contemplated herein, including, but not limited to, fees of their respective counsel, advisors and accountants.

     11. Governing Law and Dispute Resolution. This Letter Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas, without regard to choice of law principles. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas and, if such court does not have jurisdiction, of the courts of the State of Texas in Tarrant County for the purposes of any suit, action or other proceeding arising out of this Letter Agreement or the subject matter hereof or thereof brought by any other party. American and Midway each agrees that neither of them will bring any suit, action or other proceeding arising out of this Letter Agreement or any of the transactions described herein or therein, in any jurisdiction other than the jurisdiction described above. To the extent permitted by applicable law, each party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim (i) that it is not personally subject to the jurisdiction of the above-named courts, (ii) that the suit, action or proceeding is brought in an inconvenient forum, (iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper, or (v) that this Letter Agreement or the subject matter hereof or thereof may not be enforced in or by such courts. Each party agrees that, even if at any time during the term of this Agreement Midway is not qualified to do business as a foreign corporation in the State of Texas, Midway shall and does hereby irrevocably designate and appoint the Secretary of State of the State of Texas as its agent for service of process in any action, suit or proceeding with respect to any matter as to which it submits to jurisdiction as set forth above, it being agreed that any method of service upon such agent, with a copy sent to Midway's address as reflected in the records of American shall constitute valid service upon Midway. American designates CT Corporation as its agent for service of process in Texas.

     12. Confidentiality. Midway and American expressly acknowledge and agree that the terms and conditions of this Letter Agreement constitute confidential information of both parties (the "Confidential Information"), whether or not marked or expressly indicated as confidential, and American and Midway each agrees to keep such information confidential, using the same degree of care with respect to such Confidential Information as it uses in protecting its own proprietary information, trade secrets and similar items, and not to disclose such information to any third party, except as permitted hereby. Notwithstanding the foregoing, Confidential Information shall not include any information which is in the public domain; is placed in the public domain, through no violation of the this Letter Agreement; or is lawfully obtained from another source free of restriction. Except as expressly provided below, neither party shall sell, transfer, publish, disclose, display or otherwise make available the Confidential Information to any third party (and third parties shall be deemed also to include Affiliates of the party so restricted), except as may be required by applicable law (including, without limitation, requirement by oral questions, interrogatories, subpoenas, civil investigative demands or similar processes), in which case the party from whom disclosure is sought (or, if applicable, who is seeking to make disclosure as required by applicable law) shall promptly notify the other party and shall provide the other party (if the other party so requests) with a copy of the information proposed to be disclosed and all related descriptions thereof within a reasonable period (which period shall generally be at least five days) in advance of the proposed disclosure. To the extent that the other party objects to disclosure of such Confidential Information, the party from which disclosure is sought (or, if applicable, who is seeking to make disclosure as required by Applicable Law) shall (i) use reasonable and lawful efforts to resist making any disclosure of such Confidential Information, (ii) use reasonable and lawful efforts to limit the amount of such Confidential Information to be disclosed (and, in connection therewith, shall reasonably consider all modifications, deletions and additions to such information, and related descriptions, proposed by the other party), and (iii) use all reasonable efforts to obtain a protective order or other appropriate relief to minimize the further dissemination of any Confidential Information to be disclosed. In addition, neither party shall disclose the Confidential Information received to any of its directors, officers, employees, Affiliates, or professional advisors (collectively, "Representatives") except on a need-to-know basis for the purposes of implementing and giving effect to the transactions contemplated by this Letter Agreement; provided, however, that prior to any such disclosure, the party shall inform all such Representatives of the confidential nature of the information, and that it is subject to this non-disclosure obligation, and shall further instruct such Representatives to treat such information confidentially. American and Midway each agrees to be responsible for any breach of this Section by their respective Representatives. Each party acknowledges and agrees that the other party will have no adequate remedy at law if there is a breach or threatened breach of this Section and, accordingly, that such other party shall be entitled to an injunction or other equitable or preventative relief against the allegedly breaching party or its Representatives for such breach or threatened breach. Nothing herein shall be construed as a waiver of any other legal or equitable remedies which may be available to the non-breaching party in the event of a breach or threatened breach of this Section, and the non-breaching party may pursue any other such remedy, including, without limitation, the recovery of damages. Notwithstanding anything herein to the contrary, American hereby permits Midway to disclose the Confidential Information to Zell/Chilmark Fund L.P., debis AirFinance B.V., Wings Aircraft Finance, Inc., DASA Aircraft Finance XVI, B.V., Ameritech Services Corporation, AVSA, S.A.R.L., GoodAero, Inc., Stockholm Aircraft Finance V, B.V. and/or International Aero Engines; provided, however, that upon any such parties receipt of such confidential information it shall be deemed to have accepted the terms of confidentiality set forth in this provision and Midway shall be liable for any breach of such obligation, unless otherwise agreed in a separate agreement between American and any such other party; provided, however, that the terms of the new promissory note referred to in paragraph 1 of this letter may be disclosed by any holder of the promissory note executed by Midway Airlines corporation in favor of Daimler-Benz Aerospace A.G. or the promissory note executed by Midway Airlines Corporation in favor of debis AirFinance B.V., each dated as of January 31, 1997, in connection with any action taken to enforce such notes; and may otherwise be disclosed to any person with a need to know the terms thereof, provided that such person agrees to keep such information confidential in accordance with the terms hereof; and provided, further, that the terms and conditions of this Letter Agreement may be disclosed to affiliates of the holders of those Notes, provided that such persons agree to keep such information confidential in accordance with the terms hereof. The provisions of this Section shall survive the execution, expiration or termination of this Letter Agreement and the consummation of the transactions contemplated hereby.

     13. Entirety and Amendments. This Letter Agreement contains the entire agreement between the parties with respect to the subject matter hereof. This Letter Agreement may be amended only by an instrument in writing executed by the party against whom such amendment is sought to be enforced. The parties acknowledge that nothing herein shall in any manner be construed to be a novation of the Security Agreement.

     14. Parties Bound. This Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided however, that Midway may not, without the prior written consent of American, assign any rights, powers, duties or obligations hereunder.

     The foregoing sets forth American's agreement in respect to the subject matter hereof. If the terms of this Letter Agreement are satisfactory to Midway, an authorized officer of Midway should execute this Letter Agreement in the space provided below and return the executed counterpart to the attention of Mr. Andrew Cuomo by telefax at 817-963-1924, with the manually executed original counterpart to be delivered promptly thereafter.

                                              AMERICAN AIRLINES, INC.


                                              By: /s/ Andrew A. Cuomo
                                                  ------------------------------
                                              Andrew A. Cuomo
                                              Managing Director
                                              Airline Management Services, Inc.

AGREED AND ACCEPTED AS OF THE
10th DAY OF FEBRUARY, 1997.

MIDWAY AIRLINES CORPORATION


By: /s/ Jonathan S. Waller
    ---------------------------
Name: Jonathan S. Waller
Senior Vice President

                                    EXHIBIT A

"American Agreements" means all of the following agreements, as they may be amended from time to time and all replacement or renewal agreements:

(i) Agreement of Sublease between American and Midway, dated as of January 18, 1995;

(ii) AAdvantage Participating Carrier Agreement between American and Midway, dated as of January 18, 1995 (as amended on December 10, 1996);

(iii) AAirpass Agreement between American and Midway, dated March 2, 1995;

(iv) Aircraft Maintenance Agreement between American and Midway, dated as of November 1, 1993 (as amended on February 17, 1995);

(v) SABRE Multihost Agreement executed by SABRE Decision Technologies, a division of The SABRE Group, Inc., on March 20, 1995 and executed by Midway on February 24, 1995;

(vi) SABRE Participating Carrier Distribution and Services Agreement between American and Jet Express, Inc. (now known as Midway Airlines Corporation), dated as of May 14, 1993;

(vii) Inbound Reservations Services Agreement between American Airlines Direct Marketing Corporation (now known as Teleservice Resources, Inc.) and Jet Express, Inc. (now known as Midway Airlines Corporation) dated April 13, 1993, as renewed under the Services and Licenses Agreement Annex B dated on or about February 1, 1997;

(viii) Services and Licenses Agreement between Airline Management Services, Inc. and Midway dated December 7, 1995;

(ix) Standard Ground Handling Agreement between American and Midway, dated effective November 15, 1993, and all Annexes thereto including without limitation B7.0 (BOS), B4.1 (DCA), B6.0 (EWR), B1.1 (LGA), B8.0 (MCO), B1.0
(CUN), B10.0 (PHL), B18.0 (RDU-Facility Maintenance and Facility Services), B8.0 (RDU-City Ticket Offices), and B10.0 (RDU-Admirals Club);

(x) Bilateral Traffic Agreement between American and Jet Express, Inc. d/b/a Midway Airlines, dated July 12, 1993;

(xi) Chattel Mortgage and Security Agreement between American and Midway, dated April 25,1996; and

(xii) all other agreements in effect as of January 31, 1997 of any nature between Midway or any of Midway's affiliates and American or any of American's affiliates.

                                   EXHIBIT B

                      See final Warrant issued on 2/11/97

                                   EXHIBIT C

                            {***} (4 pages omitted)

                                   EXHIBIT D

                    THIRD AMENDMENT TO AGREEMENT OF SUBLEASE

     This Third Amendment to Agreement of Sublease (the "Third Amendment"), dated as of February 10, 1997, by and between American Airlines, Inc. ("American") and Midway Airlines Corporation ("Sublessee").

     WHEREAS, American and Sublessee have entered into an Agreement of Sublease (the "Sublease") dated as of the 18th day of January, 1995, amended pursuant to a First Amendment of Agreement of Sublease dated on or about February 6, 1996 (the "First Amendment") and Amendment to AA Agreements dated April 25, 1996 (the "Second Amendment)(for ease in drafting the Sublease, First Amendment and Second Amendment are collectively referred to herein as the Sublease), pursuant to which American has subleased a portion of the Base Lease Premises and the Improvements located thereon; and

     WHEREAS, concurrently herewith, American and Sublessee are entering into a certain Letter Agreement providing the terms and conditions under which American has agreed to participate in a financial restructuring of Sublessee; and

     WHEREAS, in connection with such restructuring, Sublessee has requested and American has agreed to make certain amendments to the Sublease, subject to the terms and conditions set forth in this Third Amendment.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, American and Sublessee hereby agree to amend the Sublease as follows:

1. Section 1.D. shall be amended by changing the reference to "August 31, 1997" in the last sentence of the first paragraph to read "August 31, 1999".

2. Section 1.D. shall further be amended by adding the following to the end thereof:

     "From the effective date of this Third Amendment until May 1, 1997, Sublessee shall have the option to sublease from American a portion of the additional space in the Base Lease Premises (including the Improvements located therein), other than ticket counters and gates, identified by American to be surplus, unused space (the "Surplus Space"). American shall identify such Surplus Space to Sublessee by written notice on or before March 15, 1997. The Rental Rate for any Surplus Space subleased by Sublessee pursuant to this paragraph shall be {***} per square foot per annum, subject to the yearly increases of 2%

     (compounded annually) on January 1 of each year during the Term. Sublessee may exercise the option for Surplus Space by delivering to American, at any time prior to the termination date of this option, an unconditional written notice of exercise ("Notice") in substantially the form of Exhibit C attached to the Sublease. Any sublease of Surplus Space shall be subject to the terms and conditions set forth in the Sublease, unless terminated by either party upon six (6) months prior written notice to the other party. If Sublessee should sublease Surplus Space under this paragraph, Sublessee and American will execute an amendment to the Sublease effective as of the Additional Premises Commencement Date specified in the Notice which will amend and restate Exhibit A to the Sublease. If there shall have occurred and be continuing on the date of the Notice or on the Additional Premises Commencement Date an Event of Default by Sublessee under the Sublease, American may, at is option, refuse to sublease to Sublessee any Surplus Space until and unless the breach giving rise to such Event of Default has been cured in accordance with the Sublease.

3. Section 5.A.(i) shall be amended by adding the following to the end thereof:

     "Commencing with the rental payment due on March 1, 1997, the rent for the Demised Premises payable or common use charges, at American's sole discretion, hereunder shall be reduced by {***} per month (the
     "Rental Discount") for the remainder of the term of this Sublease; provided, however, the Rental Discount shall immediately end if (i) Sublessee terminates its participation in American's frequent flier mileage program (currently, the "AAdvantage Program"), (ii) American terminates the AAdvantage Participating Carrier Agreement (the "AAdvantage Agreement") dated January 18, 1995, as amended, between American and Sublessee pursuant to Section 11 (a)(ii) or Section 11(e) thereof, or (iii) Sublessee fails to renew its participation in the AAdvantage Program upon the expiration of the AAdvantage Agreement after American has offered, in writing, the renewal of Sublessee's participation in the AAdvantage Program on substantially the same terms as those included in the AAdvantage Agreement, subject to an increase in the rates payable by Sublessee under Section 8(a)(ii) thereof not to exceed the percentage change between (a) the average of American's (including AMR Eagle) passenger revenue per ASM
     (RASM) and operating cost per ASM (CASM) for the year 1996 and (b) the average of American's (including AMR Eagle) RASM and CASM for the 12 months immediately preceding the expiration of the AAdvantage Agreement (or the most recent 12 months for which data is available). Nothing herein shall, however, be construed to impose any obligation on American to renew Sublessee's current AAdvantage Agreement upon substantially the same terms or otherwise, or to offer a renewal rate for Sublessee's AAdvantage Agreement as described above.

     Should Midway exercise its Option to sublease the Option Premises as described in Section 1.D. above, the rent for such Option Premises shall be {***}

4 Section 6 shall be amended by deleting everything after the end of the first sentence thereof.

5.   Section 38 shall be amended in its entirety to read as follows:

     "On or before the fifteenth day following each calendar quarter during the Term of the Sublease (i.e., January 15, April 15, July 15 or October 15, as applicable) and on the first such date following the expiration or earlier termination hereof, American shall provide Sublessee with a report showing the amount spent by American pursuant to Section 5.A.(ii)(b) of this Sublease or received by American pursuant to Article 15 of the Base Lease, in each case shown on a monthly basis during the most recently concluded calendar quarter, or portion thereof (along with such supporting documents as Sublessee shall reasonably request from time to time hereunder) and also showing American's calculations on a monthly basis, of the amounts payable by or owing to Sublessee pursuant to Section 5.A.(ii)(b) and Section 5.D. of this Sublease. If such report shows that an adjustment to any amount paid by or owed to Sublessee is proper then the party shown to be owing amounts (as a reimbursement or otherwise) to the other party shall promptly make such payment to the other within five (5) business days following receipt of written notice of such adjustment. American shall give Sublessee and its agents access during normal business hours to documents and/or personnel as may be reasonably necessary for Sublessee to review the report submitted by American to Sublessee pursuant to this Section 38. The terms of this Section 38 shall survive the termination of the Sublease for a period of six (6) months.

6. This Third Amendment, together with the Sublease, First Amendment and Second Amendment, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements or understandings, whether written or oral, if any, concerning such subject matter. All defined terms used herein without definition shall have the meanings set forth in the Sublease. As modified hereby, the Sublease is ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be duly executed and delivered as of the date and year first above written.

MIDWAY AIRLINES CORPORATION                  AMERICAN  AIRLINES INC.


By: /s/ Jonathan S. Waller                   By: /s/ Andrew A/ Cuomo
    -----------------------------                -----------------------------
Jonathan S. Waller                           Andrew A. Cuomo
                                             Managing Director
Its: Senior Vice President                   Airline Management Services, Inc.

Agreed to by Landlord this ___ day of _________________, 1997.

RALEIGH-DURHAM AIRPORT AUTHORITY


By:
   ------------------------------
Its:
    -----------------------------

                                   EXHIBIT E

                          THIRD AMENDMENT TO AADVANTAGE
                         PARTICIPATING CARRIER AGREEMENT

     This Third Amendment to AAdvantage Participating Carrier Agreement ("Third Amendment"), dated as of February 10, 1997, by and between American Airlines, Inc. ("American") and Midway Airlines Corporation ("Carrier").

     WHEREAS, American and Carrier have entered into an AAdvantage Participating Carrier Agreement (the "Agreement") dated as of the 18th day of January, 1995, amended pursuant to the Amendment to AA Agreements dated as of April 25, 1996 (the "First Amendment") and as of December 10, 1996 (the "Second Amendment") (for ease in drafting the Agreement, the First Amendment and the Second Amendment are collectively referred to herein as the Agreement), pursuant to which Carrier participates in American's AAdvantage Program; and

     WHEREAS, concurrently herewith, American and Carrier are entering into a certain Letter Agreement providing the terms and conditions under which American has agreed to participate in a financial restructuring of Carrier; and

     WHEREAS, in connection with such restructuring, Carrier has requested and American has agreed to make certain Amendments to the Agreement, subject to the terms and conditions set forth in this Third Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, American and Carrier agree to amend the Agreement as follows:

1. Section 1 is amended to change the definition of "Expiration Date" in its entirety to read as follows:

     "Expiration Date" means 23.59 Coordinated Universal Standard Time (UTC) on April 30, 2001, unless this Agreement is extended or terminated earlier in accordance with the terms of this Agreement, in which case the last day of the extended term of the date on which this Agreement is earlier terminated shall be the Expiration Date."

2. Section 8.a.ii.A. shall be amended in its entirety to read as follows:

     "Carrier shall pay to American on a monthly basis, for every Accrual Mile posted to a Member's AAdvantage Account as follows (except as otherwise specified on Attachment A attached hereto):

     {***}

     In addition, Carrier shall pay American, on a monthly basis, for the reinstatement in a given month of any Award Certificate and/or Award Ticket which was issued prior to the effective date of Carrier's conversion (if any) to the alternative fee structure."

3. This Third Amendment, together with the Agreement, First Amendment and Second Amendment, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements or understandings, whether written or oral, if any, concerning the subject matter. All defined terms used herein without definition shall have the meanings set forth in the Agreement. As modified hereby, the Agreement is ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be duly executed and delivered as of the date and year first above written.

MIDWAY AIRLINES CORPORATION                  AMERICAN AIRLINES, INC.


By: /s/ Jonathan S. Waller                   By: /s/ Andrew A. Cuomo
    -----------------------------                -----------------------------
Jonathan S. Waller                           Andrew A. Cuomo
Its: Senior Vice President                   Managing Director
                                             Airline Management Services, Inc.

                                    EXHIBIT F
                           FIRST AMENDMENT TO AAIRPASS
                                    AGREEMENT

     This First Amendment to AAirpass Agreement ("First Amendment"), dated as of February 10, 1997, by and between American Airlines, Inc. ("American") and Midway Airlines Corporation ("Carrier").

     WHEREAS, American and Carrier have entered into an AAirpass Agreement (the "Agreement") dated as of the March 2, 1995, pursuant to which American has granted Carrier the right to carry AAirpass members and their companions on Carrier Flights in accordance with the terms of the Agreement; and

     WHEREAS, concurrently herewith, American and Carrier are entering into a certain Letter Agreement providing the terms and conditions under which American has agreed to participate in a financial restructuring of Carrier; and

     WHEREAS, in connection with such restructuring, Carrier has requested and American has agreed to make certain amendments to the Agreement, subject to the terms and conditions set forth in this First Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, American and Carrier agree to amend the Agreement as follows:

1.   Section 7 is amended in its entirety to read as follows:

     "Unless sooner terminated in accordance with this Agreement, this Agreement shall terminate on April 30, 2001."

2. This First Amendment together with the Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements or understandings, whether written or oral, if any, concerning the subject matter. All defined terms used herein without definition shall have the meanings set forth in the Agreement. As modified hereby, the Agreement is ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed and delivered as of the date and year first above written.

MIDWAY AIRLINES CORPORATION                  AMERICAN  AIRLINES, INC.


By: /s/ Jonathan S. Waller                   By: /s/ Andrew A. Cuomo
    ------------------------------               ------------------------------
Jonathan S. Waller                           Andrew A. Cuomo
                                             Managing Director
Its:  Senior Vice President                  Airline Management Services, Inc.

                                   EXHIBIT G

                       FIRST AMENDMENT TO CHATTEL MORTGAGE
                             AND SECURITY AGREEMENT

     This First Amendment to Chattel Mortgage and Security Agreement ("First Amendment"), dated as of February 10, 1997, by and between American Airlines, Inc. ("Secured Party") and Midway Airlines Corporation ("Grantor").

     WHEREAS, Secured Party and Grantor have entered into a Chattel Mortgage and Security Agreement (the "Agreement) dated as of the April 25, 1996, pursuant to which Grantor has granted Secured Party as security interest and lien to certain Collateral and the proceeds therefrom to secure the Note and other Obligations owed to the American Entities; and

     WHEREAS, concurrently herewith, Secured Party and Grantor are entering into a certain Letter Agreement providing the terms and conditions under which Secured Party has agreed to participate in a financial restructuring of Grantor; and

     WHEREAS, in connection with such restructuring, Grantor has requested and Secured Party has agreed to make certain amendments to the Agreement, subject to the terms and conditions set forth in this First Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Secured Party and Grantor agree to amend the Agreement as follows:

1. Section 2.6 shall be amended by changing the last sentence thereof in its entirety to read as follows:

     "In addition, the Secured Party will release from the Lien of this Security Agreement items of Collateral specified by the Grantor in the event Grantor is able to obtain additional cash financing utilizing such Collateral."

2. This First Amendment together with the Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements or understandings, whether written or oral, if any, concerning the subject matter. All defined terms used herein without definition shall have the meanings set forth in the Agreement. As modified hereby, the Agreement is ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed and delivered as of the date and year first above written.

MIDWAY AIRLINES CORPORATION                  AMERICAN AIRLINES,  INC.


By: /s/ Jonathan S. Waller                   By: /s/ Andrew A. Cuomo
    ------------------------------               ------------------------------
Jonathan S. Waller                           Andrew A. Cuomo
                                             Managing Director
Its: Senior Vice President                   Airline Management Services, Inc.

                                February 7, 1997

                                    EXHIBIT H

Mr. John Selvaggio
President
Midway Airlines
300 W. Morgan Street, Suite 1200
Durham, NC 27701

Subject: AA / JI Agreement

Reference  1)  T. Duffy memo to J. Frame dated 12/20/96
           2) J. Frame letter to T. Duffy dated January 16, 1997 Proposal Revision 1
           3) J. Frame letter to T. Duffy dated February 4,1997 Proposal Revision 2
           4) S. Westberg letter to J. Frame dated February 6, 1997 Proposal Revision 3

Dear John:

{***}

Mr. Tom Duffy
February 7, 1997

{***}

Mr. Tom Duffy
February 7, 1997

The new agreement would end at the completion of the last JI C4 aircraft check or May 1, 1999, whichever occurs first.

If you are in agreement with the above proposals, please sign and return. This offer expires February 28, 1997. Nothing herein shall be considered as legally binding upon either party until a definitive agreement pertaining to the subject matter hereof has been duly executed by both parties.

Please contact myself or Jim Martin should you have any questions on any of the information above.

                                                     Sincerely,


                                                     /s/ John Frame
                                                     John Frame
                                                     Managing Director
                                                     Finance and Planning
                                                     office 918-292-3158
                                                     fax 918-292-2717

cc: Steven Westberg
    Tom Duffy

/gm

Attachments


/s/ John N. Selvaggio
-------------------------------
Accepted by Midway Airlines
John N. Selvaggio
President

                                                                    Attachment I
                                                                February 7, 1997

{***}

                                                                   Attachment II
                                                                February 7, 1997

                             Tay Engine Lease Rates

AA's current Tay engine lease rates are:

Daily                         {***}
Hourly                        {***}
Transaction Fee               {***}

Note: These rates are subject to change.

                                                                  Attachment III
                                                                February 7, 1997

                                   Exhibit A-1

{***}

                                      RIDER

                      to February 7, 1997 Letter Agreement
         between Midway Airlines Corporation and American Airlines, Inc.

{***}


AGREED:

American Airlines, Inc.                           Midway Airlines Corporation


By: /s/ John K. Frame                             By: John Selvaggio
    --------------------------                        --------------------------
Name: John K. Frame                               Name: John Selvaggio
Title: Mang. Dir. M&E Fin. & Plng.                Title: Chief Financial Officer

                        [Letterhead of Midway Airlines]

                                    Exhibit I

                                            (919) 956-4810 (Direct Dial)
                                            (919) 956-7568 (Direct FAX)

February 11, 1997

American Airlines, Inc.
4333 Amon Carter Blvd.
Ft. Worth, Texas 76155

     Re: Letter Agreement dated February 10, 1997 (the "Letter Agreement") between Midway Airlines Corporation ("Midway") and American Airlines, Inc. ("American")

Ladies and Gentlemen:

     I am Senior Vice President and General Counsel of Midway and as such have acted as an attorney for Midway in connection with the execution and delivery by Midway of by following:

     (A)  The Letter Agreement;

     (B)  {***}

     (C) Third Amendment to Agreement of Sublease dates as of February 10, 1997 between Midway and American;

     (D) Third Amendment to AAdvantage Participating Carrier Agreement dated as of February 10, 1997 between Midway and American;

     (E) First Amendment to AAirpass Agreement dated as of February 10, 1997 between Midway and American; and

     (F)  {***}

Such documents are referred to collectively herein as the "Agreements".

     In connection with this opinion, I have examined originals or copies certified or otherwise identified to my satisfaction as being true copies of the Agreements and I have examined or I am familiar with the original or a copy, the authenticity of which has been established to my satisfaction, of such other documents, corporate records, agreements and instruments and certificates of public officials and officers of Midway as I have deemed necessary or appropriate to enable me to express the opinions set forth below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon certifications by officers of Midway which I believe to be reliable.

     The opinions hereinafter expressed are subject to the following qualifications:

     A. I have assumed, without investigation, that the parties (other than Midway) to the Agreements, or any document or oral agreement relating thereto, are not subject to any statute, rule, or

                        [Letterhead of Midway Airlines]

February 11, 1997
Page 2

regulations, or to any impediment to which contracting parties are generally not subject; which requires Midway to obtain the consent of or to make a declaration or filing with any governmental entity.

     B. The validity, binding effect and enforceability of the Agreements (or any portion of such documents) and the rights and remedies of the parties thereunder are subject to, and limited by, the following: (a) the effect of the federal and state bankruptcy laws, (the "Bankruptcy Code"), insolvency, reorganization, receivership, moratorium, and other similar laws; (b) principles of equity and the doctrine of commercial reasonableness (and I express no opinion as to the availability of any equitable remedies); (c) the power of federal and state courts to refuse to enforce (or to stay enforcement of) any provision of the Agreements which purports to: (i) establish evidentiary standards, (ii) waive the right of Midway to due notice and hearing, (iii) waive the right of Midway to assert defenses available to Midway by statute, common law or in equity, (iv) declare the Lessee to be in default in the event of the institution of any proceeding in bankruptcy (whether voluntary or involuntary) pursuant to the Bankruptcy Code, (v) waive the right of personal service of process, or (vi) provide for self-help remedies.

     C. Intentionally Omitted.

     D. The opinions set forth above are based upon and limited to the laws of the State of Illinois, and the Federal laws of the United States applicable therein, the Bankruptcy Code of 1978, as amended (11 U.S.C. ss.101 et. seq.) and the general corporate law of the State of Delaware. I note that the Agreements are stated to be governed by the laws of the State of Texas and I am not familiar with those laws and render no opinion about them.

     E. This letter is limited to the matters expressly set forth herein; no statements or opinions may be inferred beyond such matters.

     F. The opinions set forth herein are based upon and limited to the law as is in effect on the date of this letter and my knowledge of the facts relevant to such opinions on the date of this letter. I assume no obligation to update the opinions set forth in this letter.

     Based upon the foregoing and having regard to legal considerations which I have deemed relevant, it is my opinion that:

     1) Midway is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own and operate its assets and to carry on and conduct its business as now conducted and is qualified as a foreign corporation authorized to conduct business and is in good standing in all jurisdictions where qualification is necessary except where the failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of Midway.

     2) Midway has the full right, power and authority to execute and deliver the Agreements and to perform its obligations thereunder; and the execution, delivery and performance of the Agreements by Midway will not contravene any articles of incorporation or bylaw provision of Midway or any provision of any contract to which Midway is a party. The Agreements have been duly authorized, executed and delivered by Midway and constitute the legal, valid and binding obligation of Midway, enforceable against

                        [Letterhead of Midway Airlines]

February 11, 1997
Page 3

Midway in accordance with their terms. There is no law, rule or regulation that would be contravened by the execution, delivery or performance by Midway of the Agreements.

     3) Neither the execution and delivery by Midway of the Agreements, the performance by Midway of its respective obligations thereunder nor the consummation of the transactions contemplated thereby constitute (or will constitute, as the case may be) a violation of any applicable Federal law, governmental rule or regulation or, to my actual knowledge, any order of any court or governmental authority that is applicable to Midway.

     4) No consent, approval or authorization of; and no registration, declaration or filing with any administrative, governmental or other public authority of the United States of America is required by law to be obtained or made in connection with the execution, delivery and performance by Midway, or for the validity or enforceability against Midway, of any of the Agreements other than (i) such consents, approvals, authorizations, registrations, declarations and filings that have been made or obtained on or prior to the data hereof and remain in full force and effect, and (ii) such consents, approvals, authorizations, registrations, declarations and filings, the failure to make or obtain (a) which would not have a material adverse effect on the business, condition or results of operation of Midway, and (b) which would not adversely affect the validity or enforceability of any of the Agreements or the right as or remedies of American or its affiliates.

     This opinion is rendered to American and its affiliates in connection with the Agreements and may not be relied upon by any person in any other context, provided that American and its affiliates may provide this opinion (i) to regulatory authorities should they so request or in connection with their normal examinations, (ii) to their respective independent auditors and attorneys, (iii) pursuant to order or legal process of any court or governmental agency, or (iv) in connection with any legal action to which American or any of its affiliates is a party arising out of the transactions contemplated by the Agreements.

                                      Very truly yours,

                                      MIDWAY AIRLINES CORPORATION


                                      /s/ Jonathan S. Waller
                                      Jonathan S. Waller
                                      Senior Vice President and General Counsel